Exhibit 16.1

March 31, 2016

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Ladies and Gentlemen:

RE:	Capital Art, Inc. Commission File 000-55370

We have read the statements of Capital Art, Inc. pertaining to our firm included in Item 4.01 of the Form 8-K/A dated March 31, 2016 (April 21, 2015 date of earliest event) and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP